Exhibit 99.1

For Immediate Release

Cushman & Wakefield Reports Continued Revenue Growth for Third Quarter 2019
CHICAGO (BUSINESS WIRE), November 5, 2019 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the third quarter ended September 30, 2019:

•	Revenue for the third quarter of 2019 was $2.1 billion, up 2% (3% local currencyi) from third quarter of 2018. Fee revenue was $1.5 billion, up 3% (4% local currency).

•	Net income for the third quarter of 2019 was $11.7 million, an improvement of $53.1 million over third quarter of 2018 with earnings per share of $0.05. Adjusted earnings per share was $0.37.

•	Adjusted EBITDA was $168.5 million, down 6% (5% local currency) from third quarter of 2018. Adjusted EBITDA margin of 10.9% was down 100 bps.

•	Year-to-date Revenue through the third quarter of 2019 was $6.1 billion, up 6% (8% local currency) year-over-year. Fee revenue was $4.5 billion, up 7% (9% local currency).

•
Year-to-date Net loss through the third quarter of 2019 was $2.9 million, an improvement of $164.9 million over third quarter of 2018 with loss per share of $0.01. Adjusted earnings per share was $0.87.

•	Year-to-date Adjusted EBITDA was $431.4 million through the third quarter of 2019, up 2% (3% local currency) year-over-year. Adjusted EBITDA margin of 9.6% was down 50 bps.

“We continue to execute on our strategy and we have generated solid momentum as evidenced by our strong revenue growth,” said Brett White, Executive Chairman & CEO. “We are confirming our Adjusted EBITDA guidance of $685 to $735 millionii.”

INVESTOR RELATIONS	MEDIA CONTACT
Len Texter	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

November 5, 2019

Consolidated Results (unaudited)

(in millions)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	% Change in USD	% Change in Local Currency
Revenue:
Total revenue	$2,118.8	$2,076.0	2%	3%	$6,143.5	$5,818.0	6%	8%
Less: Gross contract costs	(569.4)	(567.5)	0%	2%	(1,646.0)	(1,621.6)	2%	4%
Acquisition accounting adjustments	—	—	n/m	n/m	—	2.5	n/m	n/m
Total Fee revenue(1)	$1,549.4	$1,508.5	3%	4%	$4,497.5	$4,198.9	7%	9%
Service Lines:
Property, facilities and project management	$723.1	$652.4	11%	12%	$2,169.7	$1,924.5	13%	15%
Leasing	470.5	519.3	(9)%	(8)%	1,332.5	1,315.3	1%	3%
Capital markets	238.0	233.8	2%	3%	664.9	648.9	2%	4%
Valuation and other	117.8	103.0	14%	17%	330.4	310.2	7%	10%
Total Fee revenue(1)	$1,549.4	$1,508.5	3%	4%	$4,497.5	$4,198.9	7%	9%

Costs and expenses:
Cost of services, operating and administrative expenses excluding gross contract costs	$1,438.0	$1,417.5	1%	3%	$4,207.0	$4,011.2	5%	7%
Gross contract costs	569.4	567.5	0%	2%	1,646.0	1,621.6	2%	4%
Depreciation and amortization	75.0	71.6	5%	6%	222.8	213.0	5%	6%
Restructuring, impairment and related charges	(0.6)	(1.2)	(50)%	(56)%	3.5	2.8	25%	21%
Total costs and expenses	2,081.8	2,055.4	1%	3%	6,079.3	5,848.6	4%	6%
Operating income (loss)	$37.0	$20.6	80%	76%	$64.2	$(30.6)	(310)%	(316)%

Adjusted EBITDA(1)	$168.5	$179.0	(6)%	(5)%	$431.4	$423.6	2%	3%
Adjusted EBITDA margin(1)	10.9%	11.9%			9.6%	10.1%

Net income (loss)	$11.7	$(41.4)	(128)%		$(2.9)	$(167.8)	(98)%
Adjusted net income(1)	$83.5	$89.3	(6)%		$195.4	$176.4	11%

Weighted average shares outstanding, basic	218.0	184.0			217.2	158.5
Weighted average shares outstanding, diluted(2)	224.5	197.0			224.4	170.3

Earnings (loss) per share, basic and diluted	$0.05	$(0.23)			$(0.01)	$(1.06)
Adjusted earnings per share, diluted	$0.37	$0.45			$0.87	$1.04
(1) See the end of this press release for reconciliations of (i) Fee revenue to revenue; (ii) Fee-based operating expenses to total costs and expenses; (iii) Adjusted EBITDA to net income (loss); and (iv) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(2) For all periods with GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

November 5, 2019

Third Quarter Results (unaudited)
Revenue
Revenue was $2.1 billion, an increase of $42.8 million or 2% over third quarter of 2018. Gross contract costs, primarily in the Property, facilities and project management service line, increased $1.9 million. Foreign currency had a $27.6 million or 1%, unfavorable impact on Revenue.
Fee revenue was $1.5 billion, an increase of $60.8 million or 4% on a local currency basis over third quarter 2018, reflecting increases primarily in Property, facilities and project management and Valuation and other. Property, facilities and project management Fee revenue increased $79.9 million or 12% on a local currency basis, driven by an Americas increase of $54.9 million or 13%, on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA. Valuation and other Fee revenue increased $17.7 million or 17%, on a local currency basis, driven by an Americas increase of $12.4 million or 35%, on a local currency basis, with the remainder of the Fee revenue growth primarily in APAC. Leasing fee revenue decreased $43.3 million or 8% on a local currency basis, driven by an Americas decrease of $36.8 million or 9% on a local currency basis with the remainder of the decline primarily in EMEA.
Operating expenses
Operating expenses were $2.1 billion, an increase of $26.4 million or 1%. The increase in operating expenses reflected increased costs associated with revenue growth.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $1.4 billion, a 5% increase on a local currency basis. The increase in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense, net
Net interest expense was $37.4 million, a decrease of $55.3 million, driven by $50.4 million of charges related to 2018 debt refinancing and extinguishment activities.
Benefit from income taxes
The net benefit from income taxes was $11.0 million, a decrease of $19.6 million. The decrease was driven primarily by a lower net loss before taxes, partially offset by the release of valuation allowances.
Net income and Adjusted EBITDA
Net income was $11.7 million, an improvement of $53.1 million, primarily driven by stronger operating results, lower interest expense and lower integration costs.
Adjusted EBITDA was $168.5 million, a decrease of $8.4 million or 5%, on a local currency basis, driven by the increase in Fee-based operating expenses exceeding the increase in Fee revenue. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 10.9%, compared to 11.9% in the three months ended September 30, 2018, driven by Fee revenue mix.

November 5, 2019

Year-to-Date Results (unaudited)
Revenue
Revenue was $6.1 billion, an increase of $325.5 million or 6% over the nine months ended September 30, 2018. Gross contract costs, primarily in the Property, facilities and project management service line, increased $24.4 million. Foreign currency had a $109.0 million, or 2%, unfavorable impact on Revenue.
Fee revenue was $4.5 billion, an increase of $375.8 million or 9%, on a local currency basis over the comparable prior period, reflecting increases primarily in Property, facilities and project management and Leasing. Property, facilities and project management Fee revenue increased $286.3 million or 15% on a local currency basis, driven by growth across all three segments, and most notably, an Americas increase of $178.4 million or 14% on a local currency basis. Leasing Fee revenue experienced an increase of $35.7 million or 3% on a local currency basis, driven by an Americas increase of $29.0 million or 3% on a local currency basis, with the remainder of the Fee revenue growth primarily in APAC.
Operating expenses
Operating expenses were $6.1 billion, an increase of $230.7 million or 4%. The increase in operating expenses reflected increased costs associated with revenue growth.
Fee-based operating expenses, excluding Depreciation and amortization, integration and other costs related to acquisitions and stock-based compensation, were $4.1 billion, a 10% increase on a local currency basis. The increase in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense, net
Net interest expense was $112.8 million, a decrease of $76.3 million, driven by $53.8 million of charges related to 2018 debt refinancing and extinguishment activities.
Benefit from income taxes
The net benefit from income taxes was $40.5 million, a decrease of $7.5 million. The decrease was driven primarily by a lower net loss before taxes, partially offset by the release of valuation allowances.
Net loss and Adjusted EBITDA
Net loss was $2.9 million, an improvement of $164.9 million, primarily driven by stronger operating results, lower integration costs and lower interest expense.
Adjusted EBITDA was $431.4 million, an increase of $13.1 million or 3%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 9.6%, compared to 10.1% in the nine months ended September 30, 2018, driven by Fee revenue mix.
Balance Sheet

•
The Company's outstanding 2018 First Lien debt, net of deferred financing fees, was approximately $2.7 billion as of September 30, 2019, which net of cash and cash equivalents, resulted in a net debt position of approximately $2.3 billion.

•	Liquidity at the end of the third quarter was $1.2 billion, including availability on our undrawn revolving credit facility of $810.0 million and cash and cash equivalents of $400.1 million.

November 5, 2019

i In order to assist our investors and improve comparability of results, we present the period-over-period changes in certain of our financial measures, such as Fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the period-over-period change assuming no movement in foreign exchange rates from the prior period. We believe that this presentation provides our management and investors with a better view of comparability and trends in the underlying operating business.
ii 2019 Outlook: Cushman & Wakefield provides guidance on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Use of Non-GAAP Financial Measures section for a more detailed discussion of non-GAAP financial measures. The Company has not reconciled the Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to integration and other costs related to merger, share-based compensation and acquisitions related costs and other efficiency initiatives, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
Conference Call
The Company’s Third Quarter 2019 Earnings Conference Call will be held today, November 5, 2019, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 877-683-2081 for U.S. callers and 647-689-5424 for international callers. The Conference ID is 7876079. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.
About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 51,000 employees in 400 offices and 70 countries. In 2018, the firm had revenue of $8.2 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.
Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this press release, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this press release, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.  Additional information concerning factors that may influence the

November 5, 2019

company’s results is discussed under “Risk Factors” in Part I Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2018.

November 5, 2019

Cushman & Wakefield plc
Condensed Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data) (unaudited)	2019	2018	2019	2018
Revenue	$2,118.8	$2,076.0	$6,143.5	$5,818.0
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	1,692.2	1,687.4	4,944.1	4,727.0
Operating, administrative and other	315.2	297.6	908.9	905.8
Depreciation and amortization	75.0	71.6	222.8	213.0
Restructuring, impairment and related charges	(0.6)	(1.2)	3.5	2.8
Total costs and expenses	2,081.8	2,055.4	6,079.3	5,848.6
Operating income (loss)	37.0	20.6	64.2	(30.6)
Interest expense, net of interest income	(37.4)	(92.7)	(112.8)	(189.1)
Earnings from equity method investments	0.7	0.4	2.0	1.2
Other income (expense), net	0.4	(0.3)	3.2	2.7
Earnings (loss) before income taxes	0.7	(72.0)	(43.4)	(215.8)
Benefit from income taxes	(11.0)	(30.6)	(40.5)	(48.0)
Net income (loss)	$11.7	$(41.4)	$(2.9)	$(167.8)

Basic earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, basic	$0.05	$(0.23)	$(0.01)	$(1.06)
Weighted average shares outstanding for basic earnings (loss) per share	218.0	184.0	217.2	158.5
Diluted earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, diluted	$0.05	$(0.23)	$(0.01)	$(1.06)
Weighted average shares outstanding for diluted earnings (loss) per share	224.5	184.0	217.2	158.5

November 5, 2019

Cushman & Wakefield plc
Consolidated Balance Sheets

	As of
(in millions, except per share data)	September 30, 2019 (unaudited)	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$400.1	$895.3
Trade and other receivables, net of allowance balance of $56.7 million and $49.5 million, as of September 30, 2019 and December 31, 2018, respectively	1,352.0	1,463.5
Income tax receivable	43.7	41.1
Prepaid expenses and other current assets	494.0	343.4
Total current assets	2,289.8	2,743.3
Property and equipment, net	288.2	313.8
Goodwill	1,930.7	1,778.5
Intangible assets, net	1,093.6	1,128.2
Equity method investments	8.0	8.7
Deferred tax assets	80.9	84.0
Non-current operating lease assets	502.8	—
Other non-current assets	460.4	489.5
Total assets	$6,654.4	$6,546.0
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$40.3	$39.9
Accounts payable and accrued expenses	957.6	1,047.7
Accrued compensation	666.7	817.9
Income tax payable	93.9	43.2
Other current liabilities	185.7	90.0
Total current liabilities	1,944.2	2,038.7
Long-term debt	2,625.3	2,644.2
Deferred tax liabilities	13.9	136.4
Non-current operating lease liabilities	468.5	—
Other non-current liabilities	368.3	366.6
Total liabilities	5,420.2	5,185.9
Commitments and contingencies (See Note 11 to financial statements)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 219.0 and 216.6 shares issued and outstanding at September 30, 2019 and at December 31, 2018, respectively	21.9	21.7
Additional paid-in capital	2,810.9	2,791.2
Treasury stock, at cost	(0.4)	—
Accumulated deficit	(1,300.1)	(1,298.4)
Accumulated other comprehensive loss	(298.1)	(154.4)
Total equity	1,234.2	1,360.1
Total liabilities and shareholders' equity	$6,654.4	$6,546.0

November 5, 2019

Cushman & Wakefield plc
Consolidated Statements of Cash Flows

	Nine Months Ended
(in millions) (unaudited)	September 30, 2019	September 30, 2018
Cash flows from operating activities
Net loss	$(2.9)	$(167.8)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	222.8	213.0
Impairment charges	3.9	—
Unrealized foreign exchange loss	1.5	7.8
Stock-based compensation	46.2	43.1
Loss on debt extinguishment	—	50.4
Lease amortization	84.9	—
Amortization of debt issuance costs	3.5	10.4
Change in deferred taxes	(140.5)	(60.7)
Bad debt expense	18.2	12.4
Other non-cash operating activities	(17.9)	(3.5)
Changes in assets and liabilities:
Trade and other receivables	121.2	(3.3)
Income taxes payable	41.3	(24.2)
Prepaid expenses and other current assets	(152.4)	(69.5)
Other non-current assets	37.2	68.8
Accounts payable and accrued expenses	(107.0)	(10.6)
Accrued compensation	(148.9)	(67.1)
Other current and non-current liabilities	(111.7)	(39.3)
Net cash used in operating activities	(100.6)	(40.1)
Cash flows from investing activities
Payment for property and equipment	(47.4)	(61.5)
Proceeds from sale of property, plant and equipment	0.4	0.5
Acquisitions of businesses, net of cash acquired	(268.5)	(22.2)
Investments in equity securities	(3.9)	(7.2)
Return of beneficial interest in a securitization	—	(85.0)
Other investing activities, net	—	0.1
Net cash used in investing activities	(319.4)	(175.3)
Cash flows from financing activities
Net proceeds from issuance of shares	0.1	9.0
Shares repurchased for payment of employee taxes on stock awards	(25.2)	(6.7)
Payment of contingent consideration	(16.4)	(22.3)
Proceeds from long-term borrowings	—	2,936.5
Repayment of borrowings	(20.3)	(3,126.1)
Debt issuance costs	—	(24.4)
Proceeds from initial public offering, net of underwriting	—	831.4
Proceeds from private placement	—	179.5
Payments of initial offering and private placement costs	—	(17.0)
Payment of finance lease liabilities	(9.2)	(8.8)
Other financing activities, net	0.1	(6.9)
Net cash (used in) provided by financing activities	(70.9)	744.2

Change in cash, cash equivalents and restricted cash	(490.9)	528.8
Cash, cash equivalents and restricted cash, beginning of the period	965.4	467.9
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	(5.0)	0.5
Cash, cash equivalents and restricted cash, end of the period	$469.5	$997.2

November 5, 2019

Consolidated Results (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Revenue:
Total revenue	$2,118.8	$2,076.0	2%	3%	$6,143.5	$5,818.0	6%	8%
Less: Gross contract costs	(569.4)	(567.5)	0%	2%	(1,646.0)	(1,621.6)	2%	4%
Acquisition accounting adjustments	—	0.0	n/m	n/m	—	2.5	n/m	n/m
Total Fee revenue(1)	$1,549.4	$1,508.5	3%	4%	$4,497.5	$4,198.9	7%	9%
Service Lines:
Property, facilities and project management	$723.1	$652.4	11%	12%	$2,169.7	$1,924.5	13%	15%
Leasing	470.5	519.3	(9)%	(8)%	1,332.5	1,315.3	1%	3%
Capital markets	238.0	233.8	2%	3%	664.9	648.9	2%	4%
Valuation and other	117.8	103.0	14%	17%	330.4	310.2	7%	10%
Total Fee revenue(1)	$1,549.4	$1,508.5	3%	4%	$4,497.5	$4,198.9	7%	9%
Costs and expenses:
Cost of services, operating and administrative expenses excluding gross contract costs	$1,438.0	$1,417.5	1%	3%	$4,207.0	$4,011.2	5%	7%
Gross contract costs	569.4	567.5	0%	2%	1,646.0	1,621.6	2%	4%
Depreciation and amortization	75.0	71.6	5%	6%	222.8	213.0	5%	6%
Restructuring, impairment and related charges	(0.6)	(1.2)	(50)%	(56)%	3.5	2.8	25%	21%
Total costs and expenses	2,081.8	2,055.4	1%	3%	6,079.3	5,848.6	4%	6%
Operating income (loss)	$37.0	$20.6	80%	76%	$64.2	$(30.6)	(310)%	(316)%

Adjusted EBITDA(1)	$168.5	$179.0	(6)%	(5)%	$431.4	$423.6	2%	3%
Adjusted EBITDA margin(1)	10.9%	11.9%			9.6%	10.1%

Net income (loss)	$11.7	$(41.4)	(128)%		$(2.9)	$(167.8)	(98)%
Adjusted net income(1)	$83.5	$89.3	(6)%		$195.4	$176.4	11%

Weighted average shares outstanding, basic	218.0	184.0			217.2	158.5
Weighted average shares outstanding, diluted(2)	224.5	197.0			224.4	170.3

Earnings (loss) per share, basic and diluted	$0.05	$(0.23)			$(0.01)	$(1.06)
Adjusted earnings per share, diluted	$0.37	$0.45			$0.87	$1.04
(1) See the end of this press release for reconciliations of (i) Fee revenue to revenue; (ii) Fee-based operating expenses to total costs and expenses; (iii) Adjusted EBITDA to net income (loss); and (iv) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(2) For all periods with a GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.
Segment Results
The following tables summarize our results of operations for our operating segments for the three and nine months ended September 30, 2019 and 2018.
Corporate expenses are allocated to the segments based upon Fee revenue of each segment. Gross contract costs are excluded from operating expenses in determining “Fee-based operating expenses.” Adjusted EBITDA is the profitability metric reported to the chief operating decision maker for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. Adjusted EBITDA excludes Depreciation

November 5, 2019

and amortization, interest expense, net of interest income, income taxes, as well as integration and other costs related to merger, stock-based compensation for plans enacted before the Company's initial public offering, expenses related to the Cassidy Turley deferred payment obligation, acquisition related costs and other efficiency initiatives and other charges.
Americas Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Total revenue	$1,512.8	$1,475.6	3%	3%	$4,353.3	$4,053.9	7%	8%
Less: Gross contract costs	(430.4)	(424.9)	1%	1%	(1,252.7)	(1,164.2)	8%	8%
Acquisition accounting adjustments	—	—	n/m	n/m	—	2.5	n/m	n/m
Total Fee revenue	$1,082.4	$1,050.7	3%	3%	$3,100.6	$2,892.2	7%	8%

Service lines:
Property, facilities and project management	$480.8	$427.4	12%	13%	$1,428.4	$1,257.8	14%	14%
Leasing	372.3	410.7	(9)%	(9)%	1,056.1	1,031.0	2%	3%
Capital markets	181.6	177.3	2%	2%	492.0	491.3	—%	—%
Valuation and other	47.7	35.3	35%	35%	124.1	112.1	11%	11%
Total Fee revenue	$1,082.4	$1,050.7	3%	3%	$3,100.6	$2,892.2	7%	8%

Segment operating expenses	$1,387.5	$1,346.6	3%	3%	$4,035.2	$3,742.1	8%	8%
Less: Gross contract costs	(430.4)	(424.9)	1%	1%	(1,252.7)	(1,164.2)	8%	8%
Total Fee-based operating expenses	$957.1	$921.7	4%	4%	$2,782.5	$2,577.9	8%	8%

Adjusted EBITDA	$125.2	$128.8	(3)%	(3)%	$318.0	$314.2	1%	2%
Adjusted EBITDA Margin	11.6%	12.3%			10.3%	10.9%

November 5, 2019

EMEA Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Total revenue	$235.5	$226.9	4%	9%	$667.0	$650.9	2%	9%
Less: Gross contract costs	(26.4)	(15.4)	71%	79%	(68.1)	(76.4)	(11)%	(4)%
Total Fee revenue	$209.1	$211.5	(1)%	4%	$598.9	$574.5	4%	11%

Service lines:
Property, facilities and project management	$71.4	$60.0	19%	25%	$214.7	$178.1	21%	28%
Leasing	55.6	67.2	(17)%	(13)%	161.3	173.9	(7)%	(2)%
Capital markets	41.6	40.0	4%	10%	101.1	98.5	3%	9%
Valuation and other	40.5	44.3	(9)%	(3)%	121.8	124.0	(2)%	4%
Total Fee revenue	$209.1	$211.5	(1)%	4%	$598.9	$574.5	4%	11%

Segment operating expenses	$216.4	$198.3	9%	15%	$635.3	$613.5	4%	10%
Less: Gross contract costs	(26.4)	(15.4)	71%	79%	(68.1)	(76.4)	(11)%	(4)%
Total Fee-based operating expenses	$190.0	$182.9	4%	9%	$567.2	$537.1	6%	12%

Adjusted EBITDA	$20.3	$29.0	(30)%	(26)%	$35.5	$40.5	(12)%	(7)%
Adjusted EBITDA Margin	9.7%	13.7%			5.9%	7.0%
APAC Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Total revenue	$370.5	$373.5	(1)%	3%	$1,123.2	$1,113.2	1%	6%
Less: Gross contract costs	(112.6)	(127.2)	(11)%	(7)%	(325.2)	(381.0)	(15)%	(9)%
Total Fee revenue	$257.9	$246.3	5%	7%	$798.0	$732.2	9%	14%

Service lines:
Property, facilities and project management	$170.9	$165.0	4%	6%	$526.6	$488.6	8%	13%
Leasing	42.6	41.4	3%	6%	115.1	110.4	4%	9%
Capital markets	14.8	16.5	(10)%	(9)%	71.8	59.1	21%	23%
Valuation and other	29.6	23.4	26%	29%	84.5	74.1	14%	19%
Total Fee revenue	$257.9	$246.3	5%	7%	$798.0	$732.2	9%	14%

Segment operating expenses	$347.5	$352.2	(1)%	2%	$1,046.8	$1,045.2	—%	6%
Less: Gross contract costs	(112.6)	(127.2)	(11)%	(7)%	(325.2)	(381.0)	(15)%	(9)%
Total Fee-based operating expenses	$234.9	$225.0	4%	7%	$721.6	$664.2	9%	13%

Adjusted EBITDA	$23.0	$21.2	8%	11%	$77.9	$68.9	13%	17%
Adjusted EBITDA Margin	8.9%	8.6%			9.8%	9.4%

November 5, 2019

Cushman & Wakefield plc
Use of Non-GAAP Financial Measures

The following measures are considered "non-GAAP financial measures" under SEC guidelines:

i.	Fee revenue and Fee-based operating expenses;

ii.	Adjusted earnings before interest, taxes, Depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;

iii.	Adjusted net income and Adjusted earnings per share; and

iv.	Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Fee revenue: The Company believes that investors may find this measure useful to analyze the financial performance of our Property, facilities and project management service line and our business generally. Fee revenue is GAAP revenue excluding costs reimbursable by clients which have substantially no margin, and as such provides greater visibility into the underlying performance of our business.
Additionally, pursuant to business combination accounting rules, certain fees that may have been deferred by the acquiree may be recorded as a receivable on the acquisition date by the Company. Such fees are included in Fee revenue as acquisition accounting adjustments based on when the acquiree would have recognized revenue in the absence of being acquired by the Company.
Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis (“gross contract costs”) in both revenue and operating expenses. As described above, gross contract costs are excluded from revenue in determining “Fee revenue.” Gross contract costs are similarly excluded from operating expenses in determining “Fee-based operating expenses.” Excluding gross contract costs from Fee-based operating expenses more accurately reflects how we manage our expense base and operating margins and, accordingly, is useful to investors and other external stakeholders for evaluating performance.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to merger, stock-based compensation for plans enacted before the Company's IPO (“pre-IPO stock-based compensation”), the deferred payment obligation related to the acquisition of Cassidy Turley, acquisition related costs and other efficiency initiatives and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is calculated by dividing Adjusted EBITDA by Fee revenue.
Adjusted net income/loss (“Adjusted net income”) and Adjusted earnings per share (“Adjusted EPS”): Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally

November 5, 2019

eliminates integration and other costs related to merger, pre-IPO stock-based compensation, the deferred payment obligation related to the acquisition of Cassidy Turley, acquisition related costs and other efficiency initiatives and other items. Similarly, Depreciation and amortization related to other merger and acquisition activity and one-time financing related to debt extinguishment and modification are excluded from this measure. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted EPS as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income, divided by total basic and diluted weighted-average outstanding shares.
Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in period-over-period comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.
The interim financial information for the three and nine months ended September 30, 2019 and 2018 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2018.

Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

November 5, 2019

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures
Reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$11.7	$(41.4)	$(2.9)	$(167.8)
Add/(less):
Depreciation and amortization(1)	75.0	71.6	222.8	213.0
Interest expense, net of interest income(2)	37.4	92.7	112.8	189.1
Benefit from income taxes	(11.0)	(30.6)	(40.5)	(48.0)
Integration and other costs related to merger(3)	29.9	64.7	74.1	173.9
Pre-IPO stock-based compensation(4)	11.4	8.0	33.6	25.0
Cassidy Turley deferred payment obligation(5)	—	11.0	—	30.8
Acquisition related costs and other efficiency initiatives(6)	8.0	—	17.7	—
Other(7)	6.1	3.0	13.8	7.6
Adjusted EBITDA	$168.5	$179.0	$431.4	$423.6
(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $52.8 million and $51.3 million and $159.1 million and $155.0 million for the three and nine months ended September 30, 2019 and 2018, respectively.
(2) Interest expense, net of interest income includes one-time write-off of financing fees and other fees incurred in relation to debt extinguishments and modifications of $50.4 million and $53.8 million for the three and nine months ended September 30, 2018, respectively.
(3) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts as well as costs related to our initial public offering/private placement.
(4) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans. Refer to Note 9: Stock-based Payments of the Notes to the unaudited interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2019 for additional information.
(5) Cassidy Turley deferred payment obligation represents expense associated with a deferred payment obligation related to the acquisition of Cassidy Turley on December 31, 2014, which was paid out before the end of 2018.
(6) Acquisition related costs and other efficiency initiatives reflects incremental costs related to in-fill M&A as well as one-time efficiency projects.
(7) Other reflects compliance implementation and one-time project costs of $5.3 million and $0.0 million for the three months ended September 30, 2019 and 2018, respectively, and $10.3 million and $0.0 million for the nine months ended September 30, 2019 and 2018, respectively; and other items including sponsor monitoring fees and accounts receivable securitization.

November 5, 2019

Reconciliation of Net income (loss) to Adjusted Net Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2019	2018	2019	2018
Net income (loss)	$11.7	$(41.4)	$(2.9)	$(167.8)

Merger and acquisition-related depreciation and amortization(1)	52.8	51.3	159.1	155.0
Financing and other facility costs	(0.4)	48.5	(1.1)	49.5
Integration and other costs related to merger	29.9	64.7	74.1	173.9
Pre-IPO stock-based compensation	11.4	8.0	33.6	25.0
Cassidy Turley deferred payment obligation	—	11.0	—	30.8
Acquisition related costs and other efficiency initiatives	8.0	—	17.7	—
Other	6.1	3.0	13.8	7.6
Income tax adjustments(2)	(36.0)	(55.8)	(98.9)	(97.6)
Adjusted Net Income	$83.5	$89.3	$195.4	$176.4
Weighted average shares outstanding, basic	218.0	184.0	217.2	158.5
Weighted average shares outstanding, diluted(3)	224.5	197.0	224.4	170.3
Adjusted earnings per share, basic	$0.38	$0.49	$0.90	$1.11
Adjusted earnings per share, diluted	$0.37	$0.45	$0.87	$1.04
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of an adjusted effective tax rate determined for business as usual effective tax rate as a public company of 23% and 22% and 23% and 22% for the three and nine months ended September 30, 2019 and 2018, respectively.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 6.5 million and 13.0 million and 7.2 million and 11.8 million for the three and nine months ended September 30, 2019 and 2018, respectively, which is used to calculate Adjusted earnings per share, diluted.
Reconciliation of Revenue to Fee revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2019	2018	2019	2018
Revenue:
Total revenue	$2,118.8	$2,076.0	$6,143.5	$5,818.0
Less: Gross contract costs	(569.4)	(567.5)	(1,646.0)	(1,621.6)
Acquisition accounting adjustments	—	—	—	2.5
Total Fee revenue	$1,549.4	$1,508.5	$4,497.5	$4,198.9
Reconciliation of Total costs and expenses to Fee-based operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Total costs and expenses	$2,081.8	$2,055.4	$6,079.3	$5,848.6
Less: Gross contract costs	(569.4)	(567.5)	(1,646.0)	(1,621.6)
Fee-based operating expenses	$1,512.4	$1,487.9	$4,433.3	$4,227.0

November 5, 2019

Reconciliation of Fee-based operating expenses by segment to Consolidated Fee-based operating expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Americas Fee-based operating expenses	$957.1	$921.7	$2,782.5	$2,577.9
EMEA Fee-based operating expenses	190.0	182.9	567.2	537.1
APAC Fee-based operating expenses	234.9	225.0	721.6	664.2
Segment Fee-based operating expenses	1,382.0	1,329.6	4,071.3	3,779.2

Depreciation and amortization	75.0	71.6	222.8	213.0
Integration and other costs related to merger(1)	29.9	64.7	74.1	171.4
Pre-IPO stock-based compensation	11.4	8.0	33.6	25.0
Cassidy Turley deferred payment obligation	—	11.0	—	30.8
Acquisition related costs and other efficiency initiatives	8.0	—	17.7	—
Other	6.1	3.0	13.8	7.6
Fee-based operating expenses	$1,512.4	$1,487.9	$4,433.3	$4,227.0
(1) Represents integration and other costs related to merger, comprised of certain direct and incremental costs resulting from merger and related integration efforts, as well as costs related to our restructuring programs, excluding the impact of acquisition accounting revenue adjustments as these amounts do not impact operating expenses.